Exhibit 10.19

Amendment to the M30 Contract - DCF HM/SM integrated

Amendment to the M30 CDISCOUNT pick-up contract

Between

The company CDISCOUNT SA, the head office of which is at 120-126 Quai de Bacalan, 33000 Bordeaux, registered under the number 424 059 822 of the commerce and companies register of Bordeaux,

Duly represented by Mr. Anil BENARD-DENDE, Director of the BtoB development

Hereafter “CDISCOUNT”;

And

The company DISTRIBUTION CASINO FRANCE SAS, the head office of which is at 1 Esplanade de France, 42000 Saint-Etienne, registered under the number 428 268 023 in the Commerce and Companies Register of Saint Etienne,

Duly represented by Mr. [handwritten] Gerald Walter

Hereafter the “DCF”;

PREAMBLE

The Parties concluded a contract for services dated the 1st January 2013 (hereafter the “Contract”).

The Parties intend with this amendment to modify certain terms of the Contract under the conditions detailed below.

ARTICLE ONE

The Parties have decided to modify article 7.1 of the Contract as follows:

7.1  PRICING

CDISCOUNT shall remunerate DCF €0.45 excl. tax per parcel physically handed over to the recipient client and correctly entered into the parcel tracking IT application.

This amount constitutes a unit fee covering a global and definitive character: it covers all the services of DCF and its shops under the title of the Contract. No additional payment shall be made by CDISCOUNT.

ARTICLE TWO

These modifications take effect as from the 1st January 2013

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All the other conditions in the Contract remain unchanged and apply in full.

Established on the 1st January 2013

For Cdiscount	For DCF
[signature]	[signature]